Exhibit 10.3

COBALT INTERNATIONAL ENERGY, INC.

2015 LONG TERM INCENTIVE PLAN

Performance Stock Unit Award Agreement

[_______] Grant

You have been granted an award of performance stock units (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt International Energy, Inc. 2015 Long Term Incentive Plan (the “Plan”). Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Name]

Number of Shares Underlying Award	[_____] Shares (the “PSU Shares”), which may be settled in Shares, the cash equivalent of Shares or a combination thereof

Grant Date	[____], 2016 (the “Grant Date”)

Vesting

Subject to Section 4 and Section 5 of Attachment A, the Award shall vest with respect to one-third (1/3) of the underlying PSU Shares on each of: [_____], [______] and [______] (each, a “Scheduled Vesting Date”) to the extent that both the “Service Condition” and the “Performance Condition” (as such terms are defined below) are satisfied as of the applicable Scheduled Vesting Date.  For the avoidance of doubt, unless both the Performance Condition and Service Condition (taking into account any accelerated vesting due to the Participant’s death or Disability) are satisfied as of the applicable Scheduled Vesting Date, the portion of the PSU Shares scheduled to vest on such date shall not vest and shall be forfeited in its entirety without any payment to the Participant.

Please refer to Attachment A for special vesting provisions related to a Change in Control.

Service Condition

The Service Condition shall be fully satisfied if the Participant does not experience a Termination of Service at any time prior to the applicable Scheduled Vesting Date (the “Service Condition”).

Please refer to Attachment A for special Service Condition provisions related to the Participant’s death or Disability or a Change in Control.

Performance Condition

The Performance Condition shall be fully satisfied if, as of the applicable Scheduled Vesting Date, the “Company Share Price Return” equals at least ninety percent (90%) of the “Russell Index Price Return” (as such terms are defined below) (the “Performance Condition”).

“Company Share Price Return” means the percentage equal to (x) the End Price of a Share minus the Start Price of a Share, divided by (y) such Start Price and multiplied by (z) 100.

“End Price” means the Fair Market Value of a Share on the day before the applicable Scheduled Vesting Date.

“Start Price” means the Fair Market Value of a Share on (i) for the first one-third (1/3) of the PSU Shares, on the Grant Date, (ii) for the second one-third (1/3) of the PSU Shares, the first anniversary of the Grant Date and (iii) for the last one-third (1/3) of the PSU Shares, the second anniversary of the Grant Date.

“Russell Index Price Return” means the percentage equal to (x) the Russell Index End Price minus the Russell Index Start Price, divided by (y) such Russell Index Start Price and multiplied by (z) 100.

“Russell Index End Price” means the closing price of the Russell Midcap Energy Index as of the day before the applicable Scheduled Vesting Date.

“Russell Index Start Price” means the closing price of the Russell Midcap Energy Index as of (i) for the first one-third (1/3) of the PSU Shares, on the Grant Date, (ii) for the second one-third (1/3) of the PSU Shares, the first anniversary of the Grant Date and (iii) for the last one-third (1/3) of the PSU Shares, the second anniversary of the Grant Date.

“Russell Midcap Energy Index” means the Russell Midcap Energy Index as reported under the Bloomberg ticker “RGUMCE”, which represents the smallest energy companies in the Russell 1000 Index.

“Share” means a share of common stock of the Company.

Attachment A

Performance Stock Unit Award Agreement

Terms and Conditions

Grant to: [________]

Section 1.  Grant of Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2.  Conversion of Award.  The portion of this Award that vests on each applicable Scheduled Vesting Date will convert into, as determined by the Committee, (i) Shares, (ii) cash in an amount equal to the then Fair Market Value of the Shares underlying the Award on such vesting date, or (iii) a combination of Shares and cash, and will be distributed to the Participant on or as soon as practicable after such date, but in no event later than 14 days after such vesting date.

Section 3.  Dividend Equivalents.  If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the PSU Shares or a cash payment in respect thereof are distributed to the Participant, the Participant shall be eligible to receive an amount equal to the amount of the dividend that the Participant would have received had the PSU Shares been distributed to the Participant as of the record date for which such dividend is paid; it being understood that no such amount shall be payable with respect to any PSU Shares that are forfeited.  Such amount shall be paid to the Participant on the date on which the PSU Shares or a cash payment in respect thereof are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally, or at the election of the Committee, in cash.  Any Shares that the Participant is eligible to receive pursuant to this Section 3 are referred to herein as “Dividend Shares”.

Section 4.  Termination of Service.

(a) Death or Disability. In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, (x) the Service Condition applicable the PSU Shares shall be deemed to be fully satisfied as of the date of such termination and (y) if the Performance Condition is satisfied as of the Scheduled Vesting Date or Schedule Vesting Dates, as applicable, the PSU Shares scheduled to vest on such Scheduled Vesting Date or Scheduled Vesting Dates shall fully vest as of such date or dates.  This Award will convert into PSU Shares, a cash payment or a combination in respect thereof and will be distributed to the Participant (or the Participant’s estate) on or as soon as practicable after the date of such termination, but in no event later than 14 days after the applicable Schedule Vesting Date.

(b) Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than due to the Participant’s death or Disability or on or following a Change in Control), the then unvested portion of this Award will be forfeited in its entirety as of the date of such termination without any payment to the Participant.

(c) Committee Discretion.  Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Award.

Section 5.  Change in Control.

(a) The PSU Shares shall not vest in connection with a Change in Control unless such Change in Control is accompanied by a “double trigger event”.  For this purpose, a “double trigger event” occurs in connection with a Change in Control if (A) the PSU Shares are not appropriately assumed nor an equivalent award substituted by the surviving, continuing, successor or purchasing company or other business entity or parent thereof, as the case may be, (B) cash or cash equivalents are the sole or primary form of consideration to be received by the Company’s shareholders, or (C) at the time of or following the Change in Control, the Participant incurs a termination of employment without Cause or for Good Reason, or within two years following the Change in Control, subject to the Company’s right to cure (as expressed in the definition of “Good Reason”), the Participant incurs a termination of employment for Good Reason.

(b) Upon a Change in Control “double trigger event”, the Service Condition shall be deemed met in its entirety and the Performance Condition shall be deemed satisfied in its entirety as of the date of such Change in Control.

Section 6.  Additional Terms and Conditions.

(a) Issuance of Shares.  Upon distribution of PSU Shares and, if applicable, any Dividend Shares, such Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.

(b) Stockholder Rights. The Participant shall not have any rights of a stockholder, including voting rights, with respect to the Award until PSU Shares have been distributed to the Participant.

(c) Transferability.  Unless and until PSU Shares and, if applicable, any Dividend Shares are distributed to the Participant, this Award shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.

(d) Section 409A.

(i) If any provision of this Agreement fails to comply with Section 409A of the Code or the regulations or Treasury guidance promulgated thereunder, or would result in a recognition of income for United States federal income tax purposes with respect to any amount payable under this Agreement before the date of payment, or the imposition of interest or additional tax pursuant to Section 409A of the Code, the Company reserves the right to reform such provision; provided that the Company shall maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

(ii) Notwithstanding anything else in this Agreement, if the Board considers the Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of the Participant’s Termination of Service, any distribution that otherwise would be made to the Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such termination, except to the extent that earlier distribution would not result in the Participant’s incurring interest or additional tax under Section 409A of the Code.

(e) Withholding.  The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Award upon vesting and conversion (as applicable), or any dividend or distribution thereon, and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements.  Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the Participant to satisfy (at the Participant’s election) any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which a withholding obligation arises, a number of vested Shares owned and designated by the Participant having an aggregate fair market value as of such date that is equal to the minimum amount required to be withheld and/or cash in such amount.  If the Committee permits the Participant (at the Participant’s election) to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the fair market value of the Shares and/or cash transferred to the Company as provided above.

Section 7.  Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Cobalt Center

920 Memorial City Way, Suite 100

Houston, TX 77024

Attention: General Counsel

Facsimile: 713-579-9184

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or this Award pursuant to the provisions of this Agreement.

(h) Plan.  The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i) Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j) No Right to Continued Service.  The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(k) Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7(a) shall be deemed effective service of process on such party.

(l) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4